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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 9, 2004

                                 NAVISITE, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                 000-27597                 52-2137343
 (State or other jurisdiction        (Commission               (IRS Employer
        of incorporation)            File Number)            Identification No.)

                            400 MINUTEMAN ROAD
                          ANDOVER, MASSACHUSETTS          01810
               (Address of principal executive offices) (Zip code)

                                 (978) 682-8300
              (Registrant's telephone number, including area code):

                                 NOT APPLICABLE
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    220.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

         On December 9, 2004, Stephen J. Pace, Senior Vice President, Sales and Marketing of NaviSite, Inc. ("NaviSite"), was appointed as an executive officer of NaviSite.

         From 2000 to 2004, Mr. Pace served as Vice President, Sales and Marketing for Surebridge, Inc. (now known as Waythere, Inc.), a provider of managed application services for mid-market companies. NaviSite acquired substantially all of the assets and liabilities of Surebridge on June 10, 2004. From 1998 to 2000, Mr. Pace served as Vice President, Sales of NetScout Systems, Inc., a provider of integrated network performance management solutions. Mr. Pace is 44 years old. There are no family relationships between Mr. Pace and any director or other executive officer of NaviSite.

         In connection with NaviSite's acquisition of Surebridge, NaviSite and Mr. Pace entered into an employment offer letter, dated as of June 9, 2004, pursuant to which Mr. Pace has an initial annual salary of $255,000. Mr. Pace will also be eligible to earn additional compensation under NaviSite's 2005 Senior Vice President, Sales and Marketing Compensation Plan, which NaviSite expects to adopt in the near future. Pursuant to the employment offer letter, on June 10, 2004, Mr. Pace was granted an option to purchase 100,000 shares of NaviSite's common stock at an exercise price of $4.39 per share. Such option vests and becomes exercisable as to 25% of the total number of shares subject to the option on the six-month anniversary of the date of grant and as to the remainder of shares subject to the option in 36 equal monthly installments thereafter. The employment offer letter also provides that in the event NaviSite terminates Mr. Pace's employment for reasons other than cause (as defined), NaviSite shall continue to pay Mr. Pace his base salary for a period of 12 months, provided that if Mr. Pace commences any employment during the 12-month period following the termination of his employment, the remaining amount of base salary to be paid by NaviSite will be reduced by the amount of compensation received by Mr. Pace from such other employment.

         Pursuant to the employment offer letter, Mr. Pace executed NaviSite's standard form of Non-Competition Agreement, which provides that during his employment with NaviSite and for a period of 12 months after the termination of his employment, Mr. Pace cannot (i) work for certain entities that compete with NaviSite, (ii) solicit any clients or customers of NaviSite that Mr. Pace served while he was employed with NaviSite, or (iii) solicit or hire employees of NaviSite.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2004                    NAVISITE, INC.


                                          /s/  John J. Gavin, Jr.
                                          ------------------------
                                               John J. Gavin, Jr.
                                               Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit No.    Description
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
99.1           Employment Offer Letter from the Registrant to Stephen J. Pace, dated June 9, 2004.